Form C

Cover Page

Name of issuer:

CB Auto Group, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: GA

Date of organization: 3/15/2016

Physical address of issuer:

1702 Macy Drive
Roswell GA 30076

Website of issuer:

http://www.cbautogroupinc.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

7.5% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☑ Preferred Stock
☐ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

10,000

Price:

$35.00000

Method for determining price:

Dividing pre-money valuation ($31,500,000) by number of shares outstanding on fully diluted basis.

Target offering amount:

$250,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,069,980.00

Deadline to reach the target offering amount:

9/5/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

7

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$3,899,375.00	$2,594,925.00
Cash & Cash Equivalents:	$1,269,651.00	$13,584.00
Accounts Receivable:	$4,000.00	$5,295.00
Short-term Debt:	$370,450.00	$81,041.00
Long-term Debt:	$909,863.00	$55,713.00
Revenues/Sales:	$25,057.00	$114,975.00
Cost of Goods Sold:	$102,526.00	$6,795.00
Taxes Paid:	$0.00	$0.00
Net Income:	($1,281,609.00)	($543,365.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

CB Auto Group, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
John A. Perez	CEO	CB Auto Group Inc	2016
Richard Ray	Board of Directors	Retired	2017
Brac Greer	Board of Directors	Retired	2016
Carlos M. Garcia	Board of Directors	Self Employed	2018
Richard Gephardt	Board of Directors	Gephardt Group	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
John A. Perez	CEO	2016
John A. Perez	CEO	2016
Ann Durham	President	2018
Gretel Camacho	Secretary	2017
Gretel Camacho	CFO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Carlos M. Garcia	250000.0 Common Voting	28.7
John A. Perez	250000.0 Common Voting	28.7

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

All risks are described in our Memorandum.

General Risks:

As a new company we have a limited operating history.

We expect losses in the foreseeable future.

Our success is dependent on our key personnel.

Projections are speculative and are based upon a number of assumptions.

We may not effectively manage growth.

Our efficiency may be limited while our current employees and future employees are being integrated into our operations. Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

We expect our expenses to grow as the Company grows.

The Company may not reach its sales goals.

The Company may require additional financing to support working capital needs.

If the Company incurs commercial debt, there may be risks associated with such borrowing.

Many of our competitors have greater brand recognition and greater financial, marketing and other resources.

Management has broad discretion as to the use of proceeds.

Management has voting control of the Company.

There may be unanticipated obstacles to the execution of the Company's business plan.

Business may not grow as planned.

Risks Associated with the Business of the Company:

You can lose 100% of your investment.

The general adoption of new products cannot be assured.

We face competition from manufacturers and developers of other automobile purchasing programs.

We may fail if our competitors develop and deploy superior programs or continue to have greater resources than we have.

We may rely on dealers, subcontractors, suppliers and vendors in manufacturing, marketing, selling and distributing our product, and deficiencies or failures on the part of such subcontractors, suppliers and vendors would have a material adverse effect on our business.

As a provider of concierge automobile purchasing services, our business depends on developing and maintaining close and productive relationships with our dealers, vendors, and referral sources.

Our ability to successfully compete and continue to grow our business depends on our ability to respond quickly to market changes and changing technologies and to bring competitive new solutions and services to market in a timely fashion.

If our technology or products are found to infringe the proprietary rights of others, we may be required to change our business practices or redevelop our products and may also become subject to significant costs and monetary penalties.

If we incur costly litigation and our personnel are not effectively deployed, the expenses and losses incurred may increase, and our business will suffer material adverse effects, or may fail.

General economic conditions, including a prolonged weakness in the economy, may affect purchases, which could adversely affect our sales.

Risks Associated with an Investment in Securities:

Best efforts offering. This Offering is being made on a "best efforts" basis.

Shares are not guaranteed and could become worthless.

Future capital needs; Dilution.

We are relying on certain exemptions from registration.

The Shares are restricted securities and a market for such securities may never develop.

We may be required to register under the Securities Exchange Act.

The Offering price is arbitrary.

Additional unforeseen risks, other risks not presently foreseeable could negatively impact our business, could disrupt our operations and could cause the Company to fail. Ultimately, each investor in the Shares bears the risk of a complete and total loss of his/her/its investment.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$250,000**

Use of Proceeds: All these are estimated percentages and CB Auto Group can at any time change this information as necessary. 65% towards business development including but not limited to marketing campaigns, brand awareness efforts and website technology; 27.5% towards hiring to expand dealer network nationally and expansion of concierge service personnel; 7.5% towards Wefunder fees.

If we raise: **$1,069,980**

Use of Proceeds: All these are estimated percentages and CB Auto Group can at any time change this information as necessary. 65% towards business development including but not limited to marketing campaigns, brand awareness efforts and website technology; 27.5% towards hiring to expand dealer network nationally and expansion of concierge service personnel; 7.5% towards Wefunder fees.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. <u>Investor Commitment.</u> The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. <u>Acceptance of the Investment.</u> If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. <u>Investor Transfer of Funds.</u> Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. <u>Progress of the Offering.</u> The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. <u>Closing: Original Deadline.</u> Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. <u>Early Closings.</u> If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. <u>Book Entry.</u> Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

<u>An Investor's right to cancel.</u> An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Priced Round: $31,500,000 pre-money valuation

See exact security attached as Appendix B, Investor Contracts.

The Company is offering up to 33,428 shares of its Preferred Series A Non-Voting Stock, no par value (the "Shares"), at an offering price of $25.00 per Share for the first 10,000 shares and $35.00 per Share thereafter , for a maximum aggregate offering price of $1,069,980 (the "Offering").

Voting.

The Shares being offered hereby are shares of our Preferred Series A Non-Voting Stock. This means subscribers of the Shares will have no voting rights whatsoever, unless required under law.

Liquidation Preference.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a "Liquidation"), the holders of Shares of Non-Voting Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof, an amount in cash equal to the aggregate original purchase price of all Preferred Stock held by such holder (as adjusted for any stock splits, stock dividends, recapitalizations or similar transactions with respect to the Non-Voting Preferred Stock. If upon any Liquidation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Shares of Non-Voting Preferred Stock the full preferential amount to which they are entitled under this section (a) the holders of the Shares of Non-Voting Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective full preferential amounts which would otherwise be payable in respect of the Non-Voting Preferred Stock in the aggregate upon such Liquidation if all amounts payable on or with respect to such Non-Voting Preferred Stock shares were paid in full, and (b) the Corporation shall not make or agree to make any payments to the holders of Junior Securities.

Dividends

Dividends. If the Corporation declares or pays a dividend or distribution on the Common Stock, whether such dividend or distribution is payable in cash, securities or other property, including the purchase or redemption by the Corporation or any of its Subsidiaries of shares of Common Stock for cash, securities or property, but excluding (i) any dividend or distribution payable on the Common Stock in shares of Common Stock and (ii) any repurchases of Common Stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase, the Corporation shall simultaneously declare and pay a dividend on the Non-Voting Preferred Stock on a pro rata basis with the Common Stock determined on an as-converted basis assuming all Shares had been converted to Common Stock as of immediately prior to the record date of the applicable dividend (or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined)

Repurchase.

If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons 10 that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "Repurchase," and such greater value, the "Repurchase Value"); provided, however, that, in the event an Equity Financing occurs within three months after the Repurchase and the Repurchase Value is less than the Aggregate Value (as defined below) of the shares of Safe Preferred Stock the Investor would have received had the Repurchase not occurred (where such value is determined by multiplying the number of shares of Safe Preferred Stock by the Conversion Price and is referred to as the "Aggregate Value"), the Company shall pay to the Investor an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly following the consummation of the Equity Financing. Such independent appraiser shall be regularly engaged in the valuation of securities. The foregoing repurchase option terminates upon a Change of Control or Dissolution Event.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The subscription agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Non Voting	100,000	0	No
Common Non Voting	30,000	0	No
Common Voting	870,000	870,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	30,000 of Common Non Voting shares have been reserved for management team

Describe any other rights:

Except as required by law, the holders of Non-Voting Common and Preferred Shares shall have no voting rights and all voting rights of the shareholders rests with the Common Voting Stock.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Please see agreements for details.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Mercantil Bank, N.A.
Issue date	12/19/18
Amount	$1,000,000.00
Outstanding principal plus interest	$941,120.90 as of 04/19/19
Interest rate	5.31% per annum
Maturity date	12/19/23
Current with payments	Yes

Bank loan personally guaranteed by main shareholders.

Loan

Lender	Mercantil Bank, N.A.
Issue date	04/11/19
Amount	$500,000.00
Outstanding principal plus interest	$500,000.00 as of 04/11/19
Interest rate	4.845% per annum
Maturity date	04/11/24
Current with payments	Yes

Bank loan personally guaranteed by main shareholders.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
2/2017	Other	Common stock	$552,500	General operations
1/2018	Other	Investment	$50,000	General operations
1/2018	Other	Investments	$30,000	General operations
1/2018	Other	Common stock	$200,000	General operations
3/2018	Other	Common stock	$425,000	General operations
7/2018	Other	Common stock	$1,500,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

During 2018, a former shareholder returned common stock in exchange for his investment in paid in capital. The former shareholder invested $572,000 during 2017 and 2018. The Company repaid $450,000 to the former shareholder in 2018. The balance remaining of $122,500 is classified as a current payable to the former shareholder in 2018.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

The Union Auto Program is a secure and safe member benefit endorsed by the AFL-CIO, providing a hassle-free car buying service for 42 million labor union members and their families.We transparently connect the union member with a car and a dealer; allowing Union members to enjoy a fully-automated experience, or a fully hands-on, concierge experience from dedicated Member Advocates who make the connections and talk through the process, providing peace of mind.

Our goal is to be a nationwide program for all union members.

Union Auto Program's founder John Perez, has tirelessly and patiently developed coveted partnerships with the nation's leading Union Groups simultaneously building bridges in Washington D.C., to work with pro-union leaders, like Richard Gephardt and securing the support of the AFL-CIO. Following National Expansion, and the securing of our National Financing Partner, Union Auto Program seeks to provide liquidity options to investors through an IPO in the next 3-5 years.

Milestones

CB Auto Group, Inc. was incorporated in the State of Georgia in March 2016.

Since then, we have:

- Spent the past 3 years developing the Union Auto Program (some highlights include: building a reputable dealership network, a world class website and securing trusted vendors) which had its beta launch in Q4 2018 and soft launch in Q1 2019.

- Secured partnership with The American Federation of Labor and Congress of Industrial Organizations (the AFL-CIO is the largest federation in the US made up of fifty-five unions and more than 12 million active and retired workers).

- Finalized Agreement with Union Plus becoming the trusted automotive partner within the Southeast Region (representing 14 states).

Historical Results of Operations

Our company was organized in March 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $25,057 compared to the year ended December 31, 2017, when the Company had revenues of $114,975. Our gross margin was -309.17% in fiscal year 2018, compared to 94.09% in 2017.
- *Assets.* As of December 31, 2018, the Company had total assets of $3,899,375, including $1,269,651 in cash. As of December 31, 2017, the Company had $2,594,925 in total assets, including $13,584 in cash.
- *Net Loss.* The Company has had net losses of $1,281,609 and net losses of $543,365 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $1,280,313 for the fiscal year ended December 31, 2018 and $136,754 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $1,500,000 in debt and $5,257,500 in equity.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short Term Expenses

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 7 months before we need to raise further capital.

CB Auto Group, Inc. cash in hand is $704,927, as of March 2019. Over the last three months, revenues have averaged $18,177/month, cost of goods sold has averaged $18,037/month, and operational expenses have averaged $165,520/month. Our intent is to be profitable in the first half of the year 2020.

Summary of Activities

At the end of 2018, we received the endorsement and support from Union Plus to advertise to all labor union members in the 14 southeastern states. Having this marketing reach has allowed us to create direct, digital marketing campaigns. We have recently redesigned and launched a new interactive website. We now offer extended service contract benefits. We have renegotiated our contract to offer Hard Ship Preferred Plus Protection Plan to our members offering better payment options. We have hired personnel to work nights and weekends to offer personalized assistance to our members. We have hired a marketing agency to create and manage our PR campaigns to escalate our brand and program awareness.

We believe labor unions will continue to directly promote the benefits of our program to their members. In addition, we plan to escalate our reach to members through events, conferences, meetings and email campaigns. An email campaign from Union Plus is scheduled for May highlighting our program. We plan to add additional benefits to further enhance the program, hire more personnel to maintain the high level of concierge services given as we continue to grow. We will also add different marketing tools to help us capture deeper marketing trends and reach more specific and targeted audiences, grow our entrusted dealer network to have a national presence, and finalize pre-approved auto financing for our members with a major US bank.

Ultimately, Union Auto Program seeks to provide liquidity options to investors through an IPO in the next 3-5 years.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.cbautogroupinc.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Union Auto Program Subscription Agreement Early Bird
- Union Auto Program Subscription Agreement

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Ann Durham
- Brac Greer
- Carlos M. Garcia
- Gretel Camacho
- John A. Perez
- Richard Gephardt
- Richard Ray

Appendix E: Supporting Documents

- 35_Share_CB_Auto_Group_-_Reg_CF_-_Offering_Materials_-_5-1-19.pdf


1702
CB Auto Group Inc.
1701

INVEST IN CB AUTO GROUP INC.

maximum target met

$0
raised of $0 maximum target from 0 investors

The only concierge car-buying service exclusively for labor union members. The Heart of America

The Union Auto Program is a secure and safe member benefit endorsed by the AFL-CIO, providing a hassle-free car buying service for 42 million labor union members and their families.We transparently connect the union member with a car and a dealer; allowing Union members to enjoy a fully-automated experience, or a fully hands-on, concierge experience from dedicated Member Advocates who make the connections and talk through the process, providing peace of mind.



John Perez
CEO & Chairman

Why you may want to invest

1. Union Auto Program is the ONLY car buying service created specifically for labor union members offering FREE "peace of mind" benefits.
2. Labor unions are promoting our program and free benefits directly to their members across the country.
3. We're offering attractive investment terms solely during our equity crowdfunding campaign here on Wefunder.

Our Ambition

In a word? Nationwide. Union Auto Program's founder John Perez, has tirelessly and patiently developed coveted partnerships with the nation's leading Union Groups simultaneously building bridges in Washington D.C., to work with pro-union leaders, like Richard Gephardt and securing the support of the AFL-CIO.Following National Expansion, and the securing of our National Financing Partner, Union Auto Program seeks to provide liquidity options to investors through an IPO.

Union Auto Program - John A. Perez article

UAP_Investor_Presentation.pdf

cbautogroupinc.com

Roswell, Roswell

$ 500 min

REMIND ME

What you are investing in

Buy Stock

~~$31.5M~~ **$22.5M** pre-money valuation

First $250K investors will invest at $25.0 per share and a $22.5M pre-money valuation.

$25.00 per share
Preferred Stock

If you invest, you're betting CB Auto Group Inc. will be worth more than $31.5M in the future.

Earning a return

Learn more about equity fundraises

Why I Like CB Auto Group Inc.

I am not a banker, but I absolutely loved the idea to invest in a new market category or transform a large, existing industry into more personalized services that target a very specific customer niche. I invest only if a company has the potential to be a very large, valuable, nationwide business, taking risks on brilliant people and products . I work with founders who are either technical or domain experts in their industry, and John is without doubt one of them. I think the most value is created when there is an underlying industry disruption that can generate new industry categories, or disrupting a large, existing market with a much better product or service that wasn't there before.... READ MORE



Carlos Garcia
PARTNER

THE BUZZ ABOUT CB AUTO GROUP INC.

"As president of the Georgia AFL-CIO, I can testify that when I purchased a new American Union Made Vehicle through the program, the process was simple, with no hassles, and I received the lifetime powertrain warranty for free. We want to encourage all our members to give the program a try and hopefully when you purchase a new vehicle it will be an American Union Made Vehicle!"



Charlie Flemming
President of GA AFL-CIO

"It was the best car buying experience I have ever had and the no hassle price was great! Plus, a free lifetime warranty. This program is fantastic and I encourage union members to use it before buying a new or used vehicle."



Jimmy C. Curry
President of Oklahoma AFL-CIO

"Thank you. This has been the best vehicle purchase ever. First time I've ever left a dealership feeling like I got a deal!"

Kevin
IATSE Local 479 member

"The union auto program was very helpful from start to finish! My car died on me and my credit was not the best but within 3 weeks I was able to get into a new vehicle with benefits and lifetime warranty! My rep, Justin walked me through everything and emphasized with my situation being a 30 year old man getting back on his feet. I am forever grateful and will prove I'm worth the risk! The union really cares about its members New and Old! Thank you again!"



Jairus C.
Satisfied union member

"I purchased a used 2014 Toyota Avalon From a UAP Dealer located in Atlanta that delivered the vehicle to my home in Florida. At the time, I didn't think much about the lifetime powertrain warranty. Unfortunately, my transmission went out the factory warranty expired one month prior and the dealer informed me it would be 3,745 to fix it. I paid zero because my transmission is covered by the lifetime powertrain warranty. THANK YOU UNION AUTO PROGRAM for doing something for union members. I urge all members to look at this program before buying a truck or car."

George T.
AFGE member

Union program helps refine transactions

The program is available in Georgia, Tennessee, Kentucky, South Carolina and Alabama. By June, it plans to operate in Mississippi, Louisiana, Texas, Florida and North Carolina. From August, said Perez, "The program will be available to all 17
May 9, 2018 @ autonews.com

Our Story

As a young boy my parents sent me to the United States from Cuba to escape communism. A union family in Georgia took me in as one of their own. A year later the same family helped my parents get jobs as teachers and join their union. My mother's last wish was that I pay back the community that helped us get on our feet.

Because of the help of the union family and others, I was able to graduate from the University of Georgia, serve in the military, and ultimately build a successful career as a car dealer and later as CEO of a car company. A few years ago, I started investing in the relationships with Union Leaders who endorsed us last year.

Union Auto Program currently operates in fourteen states and we're expanding nationally. Our marketing goes out direct to Union Members as benefits through

UnionPlus, the Washington DC based marketing voice of the AFL-CIO. During our beta test in 2018, we were receiving approximately 100 registrations per month. In January 2019, the first communication went out to the members directly from Union Plus and that day we received 1,700 registrations from members looking to buy a vehicle through our program.

Since the company was founded, me and close family members have invested taking most of the risk. We have grown, and we are confident we are on the right path to success; we are on the next step up to take company national.

If you believe in the labor movement, the working class of America, and providing benefits to the hardworking men and women of this country, consider joining us by investing today. This is your chance to invest in the heart of America. The opportunity will never be as potent and we're only growing from here.

As a young boy my parents sent me to the United States from Cuba to escape communism. A union family in Georgia took me in as one of their own. A year later the same family helped my parents get jobs as teachers and also join their union. My mother's last wish was that I pay back the community that helped us get on our feet.

Because of the help of the union family and others, I was able to graduate from the University of Georgia, serve in the military, and ultimately build a successful career as a car dealer and later as CEO of a car company. A few years ago, I started investing in the relationships with Union Leaders who endorsed us last year.





Union Auto Program currently operates in fourteen states and we're expanding nationally. Our marketing goes out direct to Union Members as benefits through



UnionPlus, the Washington DC based marketing voice of the AFL-CIO. During our beta test in 2018, we were receiving approximately 100 registrations per month. In January 2019, the first communication went out to the members directly from Union Plus and that day we received 1,700 registrations from members looking to buy a vehicle through our program. Since then our revenues have increased 43% versus projections.

Since the company was founded, myself and close family members have invested over $6.4M and have taken most of the risk. As a good faith gesture, I have decided to offer for the first time a small amount of shares of our company to our founding dealers, our suppliers that believe in us, our friends that have supported us and others in the community that believe in labor unions and the benefits we are offering to the members. Before making this offer, we had a CPA firm in Atlanta, Georgia perform a valuation of our company. That valuation was based on very conservative 5 years projections which we are already exceeding. For this limited offering, we have decided to cut the valuation in half. Any future IPO or capital raise will be done on a much higher valuation.

If you believe in the labor movement, the working class of America, and providing benefits to the hardworking men and women of this country, consider joining us by investing today. This is your chance to invest in the heart of America. The opportunity will never be as potent and we're only growing from here.


Union Contracts
4.7%
Union Members
45.3%
15,400,000
17,000,000
Total Union Affiliat...
50.0%
Unions in the United States

Founder

CB Auto Group Inc.



John A Perez

CEO & Chairman

AND THE REST OF THE TEAM



Ann Durham
President



Gretel Camacho
CFO



Chantaria Mack
Union Relations Manager



Ed Ackerman
Dealer Relations Manager



Vlad Popescu
IT Manager



Monica Bedos
Executive Assistant



Matt Gephardt
Union Relations Director/Advisor



Ricardo Gonzalo
Union Relations Director/Advisor



Luis Gudino
Business Development Manager



Chris Sheffield
Business Development Manager



Anthony Mckee
Business Development Manager



Geoffrey Shepard
Business Development Manager



Rick Dabney
Business Development Manager

Interview

– COLLAPSE ALL

WF: What separates the Union Auto Program?

We provide a no hassle car-buying experience for union members and their families. We're one of only a few companies in the entire United States who offer benefits to Union Members. We provide our members complimentary "Peace of Mind Benefits,"either a Lifetime Powertrain Warranty covering repairs of engine, transmission and driveline for free; or, Hardship Protection, covering loan-payment / negative-equity up to $5,000 for when life's obstacles knock you off your feet.

WF: What benefits does the Union Auto Program offer it's members?

The choice of a complimentary: - Lifetime Limited Powertrain Warranty or - Hardship Protection Plan with the purchase of a new or pre-owned vehicle. Also we offer the following benefits and services: - Prearranged member pricing on all eligible new and pre-owned vehicles. - Additional savings on union built vehicles. - Trusted dealers willing to offer Union Members the full benefits of the program. - Unmatched personal member assistance throughout the entire auto buying process. - Refinancing. - Extended service contracts.

WF: How Large of a Market do we serve?

Labor Union members and families represent 30% of every vehicle sold in the US. There are 17,000,000 union members nationwide plus families, ranging from electricians to doctors. The Union Auto Program has been marketed different than any other program in the industry. Labor unions promote the program directly to their members as a benefit which minimizes our marketing cost compared to other companies.

WF: What does our funding go towards?

Union Auto Program has been beta tested in certain southern states. All funding will be utilized to expand the program from the southern states to the 17,000,000 members nationwide by 2020. After completion of our equity crowdfunding campaign, we will continue to build partnerships, specifically with Credit Unions and Financing Partners. Additionally, funding will be utilized in website & technology updates, marketing, and operational infrastructure to support the national expansion.

WF: How does it work?

1- Member will initiate a vehicle search for a new or used car(s) at www.unionautoprogram.com. 2- Click "Claim Your Union Auto Benefits" when you find your preferred vehicle and fill in the info form. 3- A UAP Dealer Representative from your referred dealership will call to offer special fair purchase pricing based on KBB recommendation. 4- Visit the dealership for a test drive. Make sure you take your eligibility certificate with you. 5- Have the dealer complete the certificate to claim your benefits and finalize your vehicle purchase. 6- Choose your complimentary "Peace of Mind" benefit and send the certificate back to Union Auto Program. We will process. That's how you Shop in Peace!

WF: Who is eligible for the Union Auto Program?

Union Auto Program is available to all 17,000,000 Union Members and their Families within the United States. Our dealer network consists of Union-Focused dealers, and additional benefits / savings are available for Union Built vehicles.

WF: How do you make money?

Union Auto Program generates revenue through new and used vehicles purchases, and in addition to a complimentary powertrain warranty or hardship protection plan, we offer upgrades of both products at additional cost. Extended service contracts, Refinancing and future financing through a national US Bank provides ancillary sources of income.

WF: What are some of your notable accomplishments?

- Spent the past 3 years developing the Union Auto Program (some highlights include: building a reputable dealership network, a world class website and securing trusted vendors) which had its beta launch in Q4 2018 and soft launch in Q1 2019. - Secured partnership with The American Federation of Labor and Congress of Industrial Organizations (the AFL-CIO is the largest federation in the US made up of fifty-five unions and more than 12 million active and retired workers). - Finalized Agreement with Union Plus becoming the trusted automotive partner within the Southeast Region (representing 14 states).

WF: Why is this the right team for the job?

Our team consists of industry veterans in the government relations, labor union, credit union and automotive industries, providing distinct backgrounds and relationships needed for Union Auto Program's national expansion.

WF: Tell me about the timeline of the company

Union Auto Program was founded in 2016, and has been diligent in developing trust of labor unions across the Country, starting with the Georgia America Federation of Labor and Congress of Industrial Organizations ("AFL-CIO") and expanding to other states as time went. To provide to these members, the Union Auto Program has brought together Union Members and Car Dealers to experience the finest automotive buying program and benefits exclusive to this market.

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RISKS

1 All risks are described in our Memorandum.

General Risks:

As a new company we have a limited operating history.

2 We expect losses in the foreseeable future.

Our success is dependent on our key personnel

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

CB Auto Group Inc. is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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